As filed with the Securities and Exchange Commission on June 1, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Chesapeake Lodging Trust

(Exact name of registrant as specified in its charter)

Maryland	27-0372343
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

1997 Annapolis Exchange Parkway, Suite 410 Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip code)

Chesapeake Lodging Trust Equity Plan

(Full title of the Plan)

Douglas W. Vicari, Chief Financial Officer

1997 Annapolis Exchange Parkway, Suite 410

Annapolis, Maryland 21401

(Name and address of agent for service)

(410) 972-4142

(Telephone number, including area code, of agent for service)

Copies to:

James E. Showen

Kevin L. Vold

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004

(202) 637-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a small reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee (3)
Common Shares of Beneficial Interest, par value $0.01 per share	2,750,000	$17.705	$48,688,750	$5,580

(1)	Represents additional common shares of beneficial interest (the “Common Shares”) of Chesapeake Lodging Trust (the “Trust”) reserved for issuance under the Chesapeake Lodging Trust Equity Plan (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an additional indeterminate amount of shares to be offered or sold pursuant to the Plan and shares that may become issuable under the Plan by reason of certain corporate transactions or events, including any share dividend, share split, recapitalization or any other similar adjustment of the Trust’s outstanding Common Shares.
(2)	Represents the average of the high and the low sales prices per Common Share of the Trust as reported on the New York Stock Exchange on May 25, 2012.
(3)	Computed in accordance with Rule 457(c) and (h) under the Securities Act.

PART I

EXPLANATORY STATEMENT

We are filing this registration statement to register an additional 2,750,000 Common Shares for issuance pursuant to the Plan. The increase in the number of Common Shares authorized for issuance under the Plan, as well as certain other amendments to the Plan that are described in our definitive Proxy Statement for our 2012 Annual Meeting of Shareholders, were approved by our shareholders at our 2012 Annual Meeting of Shareholders, held on May 25, 2012. Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statements related to the Plan on Form S-8 filed on January 27, 2010 (File No. 333-164537) and February 16, 2011 (File No. 333-172311) are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which the Trust has previously filed with the Commission, are hereby incorporated by reference into this registration statement:

(1)	The Trust’s Annual Report on Form 10-K for the year ended December 31, 2011;

(2)	The Trust’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012;

(3)	The Trust’s Current Reports on Form 8-K filed with the Commission on March 1, 2012 and May 30, 2012; and

(4)	The description of the Trust’s Common Shares contained in its Registration Statement on Form 8-A, and all amendments or reports filed for the purpose of updating such description.

In addition, all documents and reports subsequently filed by the Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

Exhibit No.	Description

5.1	Opinion of Hogan Lovells US LLP regarding the validity of the common shares registered hereby

10.1	Chesapeake Lodging Trust Equity Plan (filed as Exhibit 10.1 to the Trust’s Registration Statement on Form S-8 filed with the Commission on January 27, 2010 (Reg. No. 333-164537) and incorporated herein by reference)

10.1.1	Amendment to the Chesapeake Lodging Trust Equity Plan (filed as Exhibit 10.1 to the Trust’s Current Report on Form 8-K filed with the Commission on May 30, 2012 and incorporated herein by reference)

23.1	Consent of Ernst & Young LLP

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Annapolis, State of Maryland on June 1, 2012.

CHESAPEAKE LODGING TRUST

By:	/S/ JAMES L. FRANCIS
James L. Francis
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints James L. Francis, Douglas W. Vicari and Graham J. Wootten, and each of them, as his attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits and other documents related thereto with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities on June 1, 2012:

Signature	Title

/S/ JAMES L. FRANCIS	Trustee and President and Chief Executive Officer (Principal Executive Officer)
James L. Francis

/S/ DOUGLAS W. VICARI	Trustee and Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
Douglas W. Vicari

/S/ GRAHAM J. WOOTTEN	Senior Vice President, Chief Accounting Officer and Secretary (Principal Accounting Officer)
Graham J. Wootten

/S/ THOMAS A. NATELLI	Chairman of the Board of Trustees
Thomas A. Natelli

/S/ THOMAS D. ECKERT	Trustee
Thomas D. Eckert

/S/ JOHN W. HILL	Trustee
John W. Hill

/S/ GEORGE F. MCKENZIE	Trustee
George F. McKenzie

/S/ JEFFREY D. NUECHTERLEIN	Trustee
Jeffrey D. Nuechterlein

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Hogan Lovells US LLP regarding the validity of the common shares registered hereby

10.1	Chesapeake Lodging Trust Equity Plan (filed as Exhibit 10.1 to the Trust’s Registration Statement on Form S-8 filed with the Commission on January 27, 2010 (Reg. No. 333-164537) and incorporated herein by reference)

10.1.1	Amendment to the Chesapeake Lodging Trust Equity Plan (filed as Exhibit 10.1 to the Trust’s Current Report on Form 8-K filed with the Commission on May 30, 2012 and incorporated herein by reference)

23.1	Consent of Ernst & Young LLP

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)